   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1998
                                                     REGISTRATION NO. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                --------------

                              LOT$OFF CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                          74-2640559
 (State or other jurisdiction of                (I.R.S. employer identification)
 incorporation or organization)

                               8750 TESORO DRIVE
                            SAN ANTONIO, TEXAS 78217
         (Address, including zip code, of principal executive offices)

                                --------------

                               STOCK OPTION PLAN
                                       OF
                              LOT$OFF CORPORATION
                            (Full title of the Plan)

                                --------------

         CHARLES J. FUHRMANN II, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               8750 TESORO DRIVE
                            SAN ANTONIO, TEXAS 78217
                                 (210) 805-9300
 (Name, address and telephone number, including area code, of agent for service)



                                             CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                               Proposed          Proposed
               Title of                     Amount             Maximum           Maximum          Amount of
              Securities                    to be           Offering Price       Aggregate       Registration
           to be Registered              Registered           Per Share       Offering Price         Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value. . . .  669,300 shares (1)    $ 1.68            $ 1,124,424           $331.71
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value. . . .  130,700 shares (2)    $ 3.8125 (3)      $   498,294 (3)       $147.00
==============================================================================================================

(1) Issuable upon exercise of options previously granted under the Stock Option Plan of LOT$OFF CORPORATION.
(2) Issuable upon exercise of options available to be granted under the Stock Option Plan of LOT$OFF CORPORATION.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The offering price and registration fee are computed on the basis of the average of the bid and asked prices as of December 29, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;
         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 2, 1997, August 31, 1997 (as amended on Form 10-Q/A filed September 19, 1997 and Form 10-Q/A2 filed December 9, 1997), and October 31, 1997;
         (c) The description of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A of the Registrant filed December 31, 1984.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and l5(d) of the Securities Exchange Act of 1934, prior to the fling of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to provisions of the Delaware General Corporation Law ("DGCL"), the Restated Certificate of Incorporation of Registrant (the "Company") includes a provision which eliminates the personal liability of its directors to the Company and its stockholders for monetary damage to the fullest extent permissible under Delaware law. This provision does not eliminate liability (a) for any breach of a director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) in connection with payment of any illegal dividend or an illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. Further, this provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's stockholders for any violation of a director's fiduciary duty to the Company or its stockholders.

         Section 145 of DGCL authorizes a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position with another corporation or entity, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) board of directors by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum, (ii) independent counsel if there are no such disinterested directors or if such directors so direct, or (iii) stockholders, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct.
Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company's Restated Certificate of Incorporation and Second Amended and Restated Bylaws require the Company to indemnify its officers, directors and employees to the fullest extent permitted by Delaware law. Furthermore, the Second Amended and Restated Bylaws also require the Company to indemnify the agents of the Company to the fullest extent permitted by Delaware law.

         An insurance policy obtained by the Company provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8. EXHIBITS.

Exhibit No       Description of Exhibit
----------       ----------------------
4.1      Form of Common Stock certificate of the Registrant (filed herewith).

4.2      Restated Certificate of Incorporation (incorporated by reference to
         Exhibit 3.2 to the Registrant's Form S-1 Registration Statement No.
         333-25061, filed June 11, 1997).

4.3      Second Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3 to the Registrant's Form 8-K, filed December 9, 1997).

4.4      Stock Option Plan of LOT$OFF CORPORATION (incorporated by reference to
         Exhibit 10.1 to the Registrant's Form S-1 Registration Statement No.
         333-25061, filed June 11, 1997).

5.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P (filed herewith).

5.2      Opinion of Sheinfeld, Maley & Kay, P.C. (filed herewith).

23       Consent of  Deloitte & Touche LLP (filed herewith).

24       Power of Attorney (included on signature page of this Registration
         Statement).

-----------------

ITEM 9. UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      ( i )       To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                     ( ii )       To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and
(a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on December 18, 1997.

                                           LOT$OFF CORPORATION

                                           By: /s/  CHARLES J. FUHRMANN II
                                              ---------------------------------
                                                    Charles J. Fuhrmann II
                                                    President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Charles J. Fuhrmann II and Jeff Seidel, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

NAME                                 TITLE                                   DATE
----                                 -----                                   ----
CHARLES J. FUHRMANN II            President, Chief Executive Officer and     December 18, 1997
-------------------------------
Charles J. Fuhrmann II            Director (Principal Executive Officer)


JEFF SEIDEL                       Vice President, Chief Financial Officer,   December 18, 1997
-------------------------------
Jeff Seidel                       Secretary and Treasurer (Principal
                                  Accounting and Financial Officer)


SHERYLE J. BOLTON                 Director                                   December 8, 1997
-------------------------------
Sheryle J. Bolton

CECIL SCHENKER                    Director                                   December 18, 1997
-------------------------------
Cecil Schenker

WILLIAM B. SNOW                   Director                                   December 9, 1997
-------------------------------
William B. Snow

M. DAVID WHITE                    Director                                   December 9, 1997
-------------------------------
M. David White

                                    EXHIBITS

                               INDEX TO EXHIBITS

Exhibit No      Description of Exhibit
----------      ----------------------
4.1  Form of Common Stock certificate of the Registrant (filed herewith).

4.2  Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1
     Registration Statement No. 333-25061, filed June 11, 1997).

4.3  Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to the Registrant's Form 8-K, filed
     December 9, 1997).

4.4  Stock Option Plan of LOT$OFF CORPORATION (incorporated by reference to Exhibit 10.1 to the Registrant's Form S-1
     Registration Statement No. 333-25061, filed June 11, 1997).

5.1  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P (filed herewith).

5.2  Opinion of Sheinfeld, Maley & Kay, P.C. (filed herewith).

23   Consent of  Deloitte & Touche LLP (filed herewith).

24   Power of Attorney (included on signature page of this Registration Statement).

_____________________